Exhibit 5.1

Dentons US LLP 100 Crescent Court Suite 900 Dallas, TX 75201 United States dentons.com

April 28, 2026

Camden Property Trust

2800 Post Oak Boulevard, Suite 2700

Houston, Texas 77056

Greetings:

We are acting as counsel for Camden Property Trust, a Texas real estate investment trust (the “Company”), connection with the issuance and sale by the Company from time to time of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $500,000,000 (the “Shares”) pursuant to the prospectus supplement dated April 28, 2026 (the “Prospectus Supplement”) supplementing the prospectus dated April 28, 2026 (the “Base Prospectus”) that forms part of the Company’s Registration Statement on Form S-3 (File No. 333-295385) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be sold from time to time pursuant to five Distribution Agency Agreements, each dated April 28, 2026 (the “Distribution Agency Agreements”), between the Company and each of Deutsche Bank Securities Inc., BMO Capital Markets Corp., Regions Securities LLC, Scotia Capital (USA) Inc. and Truist Securities, Inc.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Declaration of Trust of the Company and the Bylaws of the Company, as amended, (b) the Base Prospectus and the Prospectus Supplement, (c) the Registration Statement, (d) each of the executed Distribution Agency Agreements and (e) certain resolutions of the Board of Trust Managers of the Company adopted on February 26, 2026 (collectively, the “Resolutions”). In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of electronic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

The opinions set forth below address the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of Texas, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

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Camden Property Trust April 28, 2026 Page 2	dentons.com

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Shares have been duly authorized for issuance by the Company.

2.

The Shares, when issued and delivered by the Company in exchange for payment of the consideration therefor in accordance with the terms of the Distribution Agency Agreements and the Resolutions, will be validly issued, fully paid and non-assessable.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Shares pursuant to the Distribution Agency Agreements: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (ii) the declaration of trust of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

We consent to the filing of this opinion as an exhibit to the Form 8-K, filed with the Commission on or around April 29, 2026. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Sincerely,

/s/Dentons US LLP

DENTONS US LLP